                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      INTEGRATED SILICON SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 7, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Integrated Silicon Solution, Inc., a Delaware corporation (the "Company"), will be held on Monday, February 7, 2000 at 2:00 p.m., local time, at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, for the following purposes:

          1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To amend the Company's 1993 Employee Stock Purchase Plan to increase the number of shares available thereunder by 250,000 shares to an aggregate of 1,700,000 shares.

          3. To ratify the appointment of Ernst & Young, LLP as independent auditors for the Company for the 2000 fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 10, 1999 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ GARY L. FISCHER
                                          Gary L. Fischer
                                          Secretary
Santa Clara, California
January 6, 2000

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                       INTEGRATED SILICON SOLUTION, INC.
                                2231 LAWSON LANE
                       SANTA CLARA, CALIFORNIA 95054-3311
                                 (408) 588-0800
                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The enclosed Proxy is solicited on behalf of the Board of Directors of Integrated Silicon Solution, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, February 7, 2000 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California.

     These proxy solicitation materials were mailed on or about January 6, 2000 to all stockholders of record on December 10, 1999 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" OR "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE

     Stockholders of record at the close of business on December 10, 1999 are entitled to notice of the meeting and to vote at the meeting.

PRINCIPAL SHARE OWNERSHIP

     At the Record Date, 20,407,713 shares of the Company's Common Stock, $.0001 par value per share, were issued and outstanding and no shares of the Company's Preferred Stock, $.0001 par value per share, were issued and outstanding. As of December 10, 1999, the following entity was known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                      BENEFICIAL OWNERSHIP
                                                              ------------------------------------
                NAME OF 5% BENEFICIAL OWNER                   NUMBER OF SHARES    PERCENT OF TOTAL
                ---------------------------                   ----------------    ----------------
Dimensional Fund Advisors...................................     1,129,400              5.5%
1299 Ocean Avenue, 11th floor
  Santa Monica, CA 90401-1038

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2001, stockholder proposals must be received by the Secretary of the Company no later than September 7, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's Bylaws establish an advance notice procedure with regard to stockholder nominations for the election of directors. For nominations to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company at least 90 days in advance of the annual meeting, which notice must contain specified information concerning the nominee. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Integrated Silicon Solution, Inc., 2231 Lawson Lane, Santa Clara, California 95054, Attention:
Corporate Secretary.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than November 21, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five (5) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The five (5) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

             NAME OF NOMINEE                AGE               PRINCIPAL OCCUPATION
             ---------------                ---               --------------------
Jimmy S. M. Lee...........................  44     Chief Executive Officer, President and
                                                   Chairman of the Board of the Company
Pauline Lo Alker..........................  57     President and Chief Executive Officer,
                                                   Amplify.net, Inc.
Lip-Bu Tan................................  40     General Partner of Walden Group
Hide L. Tanigami..........................  49     President and Chief Executive Officer,
                                                   Marubun USA Corporation
Chun Win Wong.............................  64     Vice Chairman, Wearnes Technology Pte.,
                                                   Ltd.

     Except as set forth below, each nominee has been engaged in his or her principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

     Jimmy S.M. Lee has served as Chief Executive Officer, President and a director of the Company since he co-founded the Company in October 1988. He has also served as a director of Integrated Silicon Solution-Taiwan Inc. since September 1990. From 1985 to 1988, Mr. Lee was engineering manager at International CMOS Technology, Inc., a semiconductor company, and from 1983 to 1985, he was a design manager at Signetics Corporation, a semiconductor company. Prior thereto, Mr. Lee was a project manager at Toshiba Semiconductor Corporation and a design engineer at National Semiconductor Corporation. Mr. Lee holds an M.S. degree in electrical engineering from Texas Tech University and a B.S. degree in electrical engineering from National Taiwan University. Mr. Lee also serves as Chairman of the Board of NexFlash Technologies, Inc. since October 1998.

     Pauline Lo Alker was appointed to serve as a director of the Company in April 1997. Since June 1998, Ms. Alker has been President, Chief Executive Officer and Chairman of the Board of Amplify.net, Inc., a start-up company specializing in software solutions for internet/intranet providers. From 1991 until 1998, Ms. Alker was President and Chief Executive Officer of Network Peripherals, Inc., a workgroup networking solutions company. In 1984 she founded Counterpoint Computers, Inc., a developer and manufacturer of high-performance UNIX multiprocessor computers, which was acquired by Acer, Inc. in 1987. She served first as President of Acer's Network Computing Division Counterpoint, then became President of Acer America's Sales and Marketing. Ms. Alker holds B.A. degrees in mathematics and music from Arizona State University. She also serves as a director of Tektronix Corporation, a test equipment company.

     Lip-Bu Tan has served as a director of the Company since March 1990. Mr. Tan was also a director of Integrated Silicon Solution-Taiwan, Inc. from July 1992 until July 1993. Mr. Tan is a General Partner of the Walden Group of venture capital funds and serves as President of International Venture Capital Investment Corporation ("IVCIC"). Mr. Tan holds an M.S. degree in business administration from the University of San Francisco and a B.S. degree from Nanyang University. He has also served as a director of Creative Technology Ltd., a multimedia products company, since 1990.

     Hide L. Tanigami was appointed to serve as a director of the Company on December 3, 1997. Since January 1996, Mr. Tanigami has been President and Chief Executive Officer of Marubun USA Corporation, an electronic components trading company. Since July 1998, he has also been President and Chief Executive Officer of Global Sourcing, Inc., a consulting company. From October 1985 until March 1994, Mr. Tanigami was a co-founder and Vice President of Corporate Development at Catalyst Semiconductor, Inc. He also serves as a director of Catalyst Semiconductor, Inc. and was a director of Nexcom Technology, Inc. until its acquisition by ISSI in December 1997. Mr. Tanigami also serves as a director of NexFlash Technologies, Inc. and as a director of Integrated Silicon Solution-Taiwan, Inc., both since October 1998. Mr. Tanigami holds an

M.A. degree in applied linguistics from San Francisco State University and a B.A. degree from Kansai University of Foreign Studies.

     Chun Win Wong has served as a director of the Company since December 1994. Mr. Wong was also a director of the Company from March 1991 to May 1994 and a director of ISSI-Taiwan from March 1991 until July 1993. Since April 1994, Mr. Wong has been Vice Chairman of Wearnes Technology Pte, Ltd. ("Wearnes") and since 1983, he has been Group General Manager of Wearnes Brothers, Limited, Singapore, the parent company of Wearnes, both of which are multinational electronics companies. He was also Managing Director of Wearnes from 1983 to 1994. From 1970 to 1980, Mr. Wong was Chief Executive Officer of Industrial Electronics and Engineers Limited, an electronics company which he founded. Mr. Wong holds a degree in electrical and control engineering from the Royal Melbourne Institution of Technology in Australia and a degree from the Manchester College of Science & Technology in England. He has also served as a director of Advanced Logic Research, Inc. since 1985.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of December 10, 1999 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer and the four other executive officers of the Company during fiscal 1999 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all current directors and executive officers as a group:

                                                              BENEFICIAL OWNERSHIP
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
Jimmy S.M. Lee(1)...........................................    470,639      2.3
Kong-Yeu Han(2).............................................    457,091      2.2
Gary L. Fischer(3)..........................................     11,792        *
Tom Doczy(4)................................................     60,192        *
Paul Jei-Zen Song(5)........................................     48,632        *
Pauline Lo Alker(6).........................................     20,417        *
Lip-Bu Tan(7)...............................................    360,256      1.8
Hide L. Tanigami(8).........................................     13,779        *
Chun Win Wong(9)............................................    566,336      2.8
All directors and executive officers as a group (9
  persons)(10)..............................................  2,009,134      9.7

---------------
  *  Less than 1%

 (1) Includes 128,828 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999. Also includes 51,000 shares held by Mr. Lee as custodian for his minor children.

 (2) Includes 114,326 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999. Also includes 40,000 shares held by Mr. Han as custodian for his minor children.

 (3) Includes 11,792 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999.

 (4) Includes 59,730 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999.

 (5) Includes 9,665 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999.

 (6) Represents 20,417 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999.

 (7) Includes 14,791 shares issuable upon exercise of options held by Mr. Tan which are exercisable within 60 days of December 10, 1999. Also includes 152,100 shares held by Walden Capital Partners II and 183,333 shares held by IVCIC. Mr. Tan is a General Partner of Walden Group and President of IVCIC and may be deemed to be a beneficial owner of the shares held by such entity.

 (8) Represents 7,500 shares issuable upon exercise of options which are exercisable within 60 days of December 10, 1999.

 (9) Includes 18,958 shares issuable upon exercise of options held by Mr. Wong which are exercisable within 60 days of December 10, 1999. Also includes an aggregate of 537,378 shares held by Wearnes Technology Pte. Ltd. and United Wearnes Technology Pte. Ltd. Mr. Wong is the Managing Director of Wearnes and may be deemed to be a beneficial owner of the shares held by such entities.

(10) Includes 386,007 shares issuable upon the exercise of options which are exercisable within 60 days of December 10, 1999. See notes 1 through 9 above.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held seven (7) meetings during fiscal 1999.

     The Audit Committee, consisting of Messrs. Tan and Wong, held one (1) meeting during fiscal 1999. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors.

     The Compensation Committee, consisting of Mr. Tan and Ms. Alker, held zero
(0) meetings during fiscal 1999. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plans and employee stock purchase plan.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

     Each director, except for Mr. Wong, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1999 and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1999 on which such director served. Mr. Wong attended 43% of the total number of meetings of the Board of Directors and 100% of the total number of meetings of committees on which he served during fiscal 1999.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $1,000 for attendance at each Board meeting and are reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. In addition, each non-employee director is eligible to participate in the Company's 1995 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director is automatically granted a nonstatutory option to purchase 10,000 shares of Common Stock upon the date upon which such person first becomes a non-employee director. In addition, each director who has been a non-employee director for at least six (6) months will automatically receive a nonstatutory option to purchase 2,500 shares of Common Stock upon such director's annual reelection to the Board by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan are subject to cumulative monthly vesting over a twelve
(12) month period commencing at the date of grant. On January 29, 1999, Messrs. Tan, Wong and Tanigami and Ms. Alker were each granted an option under the Director Plan to purchase 2,500 shares of Common Stock at an exercise price of $3.25 per share. In addition, on October 29, 1998, Messrs. Tan, Wong and Tanigami and Ms. Alker were each granted an option under the 1998 ISSI-Taiwan Stock Plan to purchase 100,000 shares of Common Stock at an exercise price of New Taiwan (NT) $24 per share. These stock options vest one-third annually on the anniversary of the date of grant. The options expire upon the earlier of ten
(10) years from the date of grant unless terminated sooner upon termination of the optionee's status as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Mr. Tan and Ms. Alker, neither of whom has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The members of the Compensation Committee of the board of Directors are Mr. Tan and Ms. Alker. All such members are non-employee directors. The Compensation Committee reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

     Compensation Philosophy. The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success.

     Components of Executive Compensation. The two key components of the Company's senior management compensation program in fiscal 1999 were base salary and long-term incentives, represented by the Company's stock option program. The Compensation Committee utilizes an industry recognized independent annual survey of companies to determine whether the Company's senior management compensation is within the competitive range. Base salary is set for each senior manager commensurate with that person's level of responsibility and within the parameters of companies of comparable size within the semiconductor industry. Messrs. Lee, Han and Fischer received no salary adjustment in fiscal 1999. Mr. Doczy's base annual salary was increased by $5,000 to $145,000 in April 1999, and in May 1999, his base salary was increased to $160,000. Mr. Song's base annual salary was increased by $5,670 to $147,420 in April 1999.

     It is the policy of the Company, and the members of the Committee believe that it is consistent with practices of comparable companies in the industry, that bonus compensation should comprise a meaningful portion of the annual total compensation of senior management. The Company has paid bonuses in the past. No bonuses for executive officers were awarded in fiscal 1999.

     Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager vest over a four (4) year period. In addition to the stock option program, senior managers are eligible to participate in the Company's 1993 Employee Stock Purchase Plan.

     Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan, and a non-qualified deferred compensation program. The Company does not match annual contributions under the 401(k) plan at this time.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

     Mr. Jimmy Lee receives no other material compensation or benefits not provided to all executive officers.

                                          Compensation Committee of the Board of
                                          Directors

                                          Lip-Bu Tan
                                          Pauline Alker

                                 PROPOSAL TWO:

           APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1993 Employee Stock Purchase Plan (the "ESPP"). A total of 1,450,000 shares of Common Stock are presently reserved for issuance under the ESPP. In October 1999, the Board of Directors approved an amendment to the ESPP, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 250,000 shares, bringing the total number of shares issuable under the ESPP to 1,700,000. As of December 10, 1999, 706,822 shares were available for future issuance under the ESPP.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the ESPP to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, bringing the total number of shares issuable under the ESPP to 1,700,000. The Board believes that the amendment will enable the Company to provide employees with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     For a description of the principal features of the ESPP, see "Appendix A -- Description of the 1993 Employee Stock Purchase Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The approval of the amendment to the ESPP requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE ESPP TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young, LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Ernst & Young, LLP has audited the Company's financial statements since 1990. A representative of Ernst & Young, LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three fiscal years by (i) the Company's Chief Executive Officer and
(ii) the Company's four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                    ANNUAL COMPENSATION(1)               COMPENSATION
                                        ----------------------------------------------   ------------
                                        FISCAL                          OTHER ANNUAL        AWARDS
     NAME AND PRINCIPAL POSITION         YEAR     SALARY    BONUS(2)   COMPENSATION(3)    OPTIONS(4)
     ---------------------------        ------   --------   --------   ---------------   ------------
Jimmy S.M. Lee........................   1999    $258,267        --            --          176,390
Chief Executive Officer                  1998     257,395        --            --               --
  and President                          1997     255,741        --            --          108,000
Kong-Yeu Han(5).......................   1999     234,446        --        44,741          151,075
  Executive Vice President and           1998     204,780        --        45,640               --
  General Manager, Taiwan                1997     218,417        --        49,899           94,000
Gary L. Fischer.......................   1999     184,885        --            --          109,750
  Executive Vice President and           1998     185,554        --            --               --
  Chief Financial Officer                1997     181,954    10,000            --           50,000
Thomas Doczy..........................   1999     152,930        --            --          108,500
  Vice President Sales and Marketing
Paul Jei-Zen Song.....................   1999     146,661        --            --           78,044
  Vice President Engineering

---------------
(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.

(2) Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes bonus awards paid in the fiscal year noted but earned in prior years.

(3) In fiscal 1999, 1998 and 1997, includes $44,741, $45,640 and $49,899, respectively, for housing allowance and rent allowance in connection with Mr. Han's relocation to Taiwan.

(4) Includes options previously granted that were repriced in fiscal 1999.

(5) Mr. Han is no longer an executive officer of the Company.

                       OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth information concerning grants of stock options and repricing of options to each of the Named Executive Officers during the fiscal year ended September 30, 1999.

                                               INDIVIDUAL GRANTS(1)
                                   ---------------------------------------------    POTENTIAL REALIZABLE
                                             % OF TOTAL                            VALUE AT ANNUAL RATES
                                              OPTIONS                                  OF STOCK PRICE
                                             GRANTED TO   EXERCISE                    APPRECIATION FOR
                                             EMPLOYEES     OR BASE                     OPTION TERM(2)
                                   OPTIONS   IN FISCAL    PRICE PER   EXPIRATION   ----------------------
              NAME                 GRANTED      YEAR        SHARE        DATE         5%          10%
              ----                 -------   ----------   ---------   ----------   ---------   ----------
Jimmy S.M. Lee...................  13,390       0.4%       $2.8125     10/12/08     $23,684     $ 60,019
                                   36,000(3)    1.1         3.1562     12/02/08      71,457      181,086
                                   11,350(3)    0.4         3.1562     12/02/08      22,529       57,092
                                   27,650(3)    0.9         3.1562     12/02/08      54,883      139,084
                                   33,000(3)    1.0         3.1562     12/02/08      65,502      165,996
                                      650(3)     --         3.1562     12/02/08       1,290        3,270
                                   24,350(3)    0.8         3.1562     12/02/08      48,333      122,485
                                   30,000       1.0          2.875     04/29/09      54,242      137,460
Kong-Yeu Han.....................  12,075       0.4%       $2.8125     10/12/08     $21,358     $ 54,125
                                   30,000(3)    1.0         3.1562     12/02/08      59,548      150,905
                                   13,720(3)    0.4         3.1562     12/02/08      27,233       69,014
                                   20,280(3)    0.6         3.1562     12/02/08      40,254      102,012
                                   30,000(3)    1.0         3.1562     12/02/08      59,548      150,905
                                    3,000(3)    0.1         3.1562     12/02/08       5,955       15,091
                                    6,400(3)    0.2         3.1562     12/02/08      12,703       32,193
                                   15,600(3)    0.5         3.1562     12/02/08      30,965       78,471
                                   20,000       0.6         2.8750     04/29/09      36,161       91,640
Gary L. Fischer..................   4,750       0.2%       $2.8125     10/12/08     $ 8,402     $ 21,291
                                   20,000(3)    0.6         3.1562     12/02/08      39,698      100,603
                                    3,680(3)    0.1         3.1562     12/02/08       7,305       18,511
                                   14,320(3)    0.5         3.1562     12/02/08      28,424       72,032
                                    3,000(3)    0.1         3.1562     12/02/08       5,955       15,091
                                    9,000(3)    0.3         3.1562     12/02/08      17,864       45,272
                                    4,475(3)    0.1         3.1562     12/02/08       8,883       22,510
                                   20,525(3)    0.7         3.1562     12/02/08      40,740      103,244
                                   15,000       0.5         2.5630     03/29/09      24,166       61,252
                                   15,000       0.5         2.8750     04/29/09      27,121       68,730
Thomas Doczy.....................   3,500       0.1%       $2.8125     10/12/08     $ 6,191     $ 15,688
                                   21,750(3)    0.7         3.1562     12/02/08      43,172      109,406
                                    5,000(3)    0.2         3.1562     12/02/08       9,925       25,151
                                   10,000(3)    0.3         3.1562     12/02/08      19,849       50,302
                                   15,000(3)    0.5         3.1562     12/02/08      29,774       75,453
                                   12,000(3)    0.4         3.1562     12/02/08      23,819       60,362
                                    8,500(3)    0.3         3.1562     12/02/08      16,872       42,756
                                    1,500(3)     --         3.1562     12/02/08       2,977        7,545
                                    4,250(3)    0.1         3.1562     12/02/08       8,436       21,378
                                   12,000       0.4         2.8125     10/12/08      21,225       53,789
                                   15,000       0.5         2.5630     03/29/09      24,166       61,252
Paul Jei-Zen Song................   3,544       0.1%       $2.8125     10/12/08     $ 6,269     $ 15,886
                                   12,500(3)    0.4         3.1562     12/02/08      24,811       62,877
                                   10,000(3)    0.3         3.1562     12/02/08      19,849       50,302
                                    7,454(3)    0.2         3.1562     12/02/08      14,796       37,495
                                   12,000(3)    0.4         3.1562     12/02/08      23,819       60,362
                                    2,546(3)    0.1         3.1562     12/02/08       5,054       12,807
                                   15,000       0.5         2.8125     10/12/08      26,531       67,236
                                   15,000       0.5         2.5630     03/29/09      24,166       61,252

---------------
(1) Each of these options was granted pursuant to the authorized stock plans and is subject to the terms of such plans. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four year period at the rate of one-fourth of the shares on the first anniversary of the date of grant and 1/48 of the remaining shares per month thereafter.

(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

(3) Represents options previously granted that were repriced in fiscal 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 1999, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of September 30, 1999.

                                                                      FISCAL YEAR-END OPTION VALUES
                                                        ---------------------------------------------------------
                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 SHARES                 OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Jimmy S.M. Lee...............        --      $     --     107,579        68,811        $720,680       $466,463
Kong-Yeu Han.................        --            --      97,867        53,208         655,582        359,792
Gary L. Fischer..............    65,000       285,155       1,584        49,416          10,544        342,044
Thomas Doczy.................    10,000        71,376      51,041        47,459         340,947        328,924
Paul Jei-Zen Song............    35,420       133,629       1,333        41,291           8,873        288,899

---------------

(1) The value of an "in the money" option represents the difference between the exercise price of such option and the fair market value of the Company's Common Stock at September 30, 1999, multiplied by the total number of shares subject to the option.

                           TEN-YEAR OPTION REPRICINGS

     The following table sets forth certain information with respect to the Company's exchange of outstanding options with the Named Executive Officers in December 1998.

                                        NUMBER OF                                                 LENGTH OF
                                       SECURITIES       MARKET                                     ORIGINAL
                                       UNDERLYING       PRICE         EXERCISE                   OPTION TERM
                                        OPTIONS/     OF STOCK AT    PRICE AT TIME                REMAINING AT
                                          SARS         TIME OF      OF REPRICING      NEW          DATE OF
                                       REPRICED OR   REPRICING OR        OR         EXERCISE     REPRICING OR
           NAME               DATE       AMENDED      AMENDMENT       AMENDMENT      PRICE        AMENDMENT
           ----              -------   -----------   ------------   -------------   --------   ----------------
Jimmy S.M. Lee.............  12/2/98     36,000         3.1562           8.00        3.1562    8 years 221 days
Chief Executive Officer      12/2/98     11,350         3.1562           9.25        3.1562    7 years 341 days
and President                12/2/98     27,650         3.1562           9.25        3.1562    7 years 341 days
                             12/2/98     33,000         3.1562         10.125        3.1562      8 years 4 days
                             12/2/98        650         3.1562          10.48        3.1562     6 years 14 days
                             12/2/98     24,350         3.1562          10.48        3.1562     6 years 14 days
Kong-Yeu Han...............  12/2/98     30,000         3.1562           8.00        3.1562    8 years 221 days
Executive Vice President     12/2/98     13,720         3.1562           9.25        3.1562    7 years 341 days
and General Manager,         12/2/98     20,280         3.1562           9.25        3.1562    7 years 341 days
Taiwan                       12/2/98     30,000         3.1562         10.125        3.1562      8 years 4 days
                             12/2/98      3,000         3.1562          10.48        3.1562     6 years 14 days
                             12/2/98      6,400         3.1562          10.48        3.1562     6 years 14 days
                             12/2/98     15,600         3.1562          10.48        3.1562     6 years 14 days
Gary L. Fischer............  12/2/98     20,000         3.1562           8.00        3.1562    8 years 221 days
Executive Vice President     12/2/98      3,680         3.1562           9.25        3.1562    7 years 341 days
and Chief Financial          12/2/98     14,320         3.1562           9.25        3.1562    7 years 341 days
Officer                      12/2/98      3,000         3.1562         10.125        3.1562      8 years 4 days
                             12/2/98      9,000         3.1562         10.125        3.1562      8 years 4 days
                             12/2/98      4,475         3.1562          10.48        3.1562     6 years 14 days
                             12/2/98     20,525         3.1562          10.48        3.1562     6 years 14 days
Thomas Doczy...............  12/2/98     21,750         3.1562           4.00        3.1562    5 years 176 days
Vice President Sales         12/2/98      5,000         3.1562           4.00        3.1562    5 years 191 days
and Marketing                12/2/98     10,000         3.1562           7.75        3.1562     9 years 21 days
                             12/2/98     15,000         3.1562           8.00        3.1562    8 years 221 days
                             12/2/98     12,000         3.1562           9.25        3.1562    7 years 341 days
                             12/2/98      8,500         3.1562           9.25        3.1562     8 years 25 days
                             12/2/98      1,500         3.1562           9.25        3.1562     8 years 25 days
                             12/2/98      4,250         3.1562           4.00        3.1562    5 years 176 days
Paul Jei-Zen Song..........  12/2/98     10,000         3.1562           8.00        3.1562    8 years 221 days
Vice President               12/2/98      7,454         3.1562           9.25        3.1562     8 years 25 days
Engineering                  12/2/98     12,000         3.1562           9.25        3.1562    7 years 341 days
                             12/2/98      2,546         3.1562           9.25        3.1562     8 years 25 days
                             12/2/98     12,500         3.1562           4.00        3.1562    5 years 176 days

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return compared to the Standard & Poor's 500 Index, the Standard & Poor's Semiconductor Index, and the Philadelphia Semiconductor Index for the period February 3, 1995 (the date of the Company's initial public offering) through September 30, 1999. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard & Poor's 500 Index, the stocks represented in the Standard & Poor's Semiconductor Index, and the stocks represented in the Philadelphia Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

                         Indexed Stock Price Comparison

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1999, all Section 16 filing requirements were met.

                              CERTAIN TRANSACTIONS

     The Company uses Integrated Silicon Solution-Taiwan Inc. ("ISSI-Taiwan") for coordinating wafer purchases, assembly, and testing for substantially all of its inventory. In December 1998, the Company sold an additional 20% of its remaining holdings in ISSI-Taiwan to a group of private investors resulting in a pre-tax gain of $1.2 million. Proceeds from the transaction net of withholding and transaction taxes totaled $6.6 million (including cash of $4.3 million and notes receivable of $2.3 million). Effective December 31, 1998, the Company owned approximately 43% of ISSI-Taiwan and accounted for ISSI-Taiwan on the equity basis.

     As of December 31, 1998, at the time of deconsolidation, the Company had an accounts receivable balance of approximately $8,783,000, which included advances to ISSI-Taiwan against future inventory purchases. For the nine months ended September 30, 1999, the Company sold approximately $1,412,000 of memory products to ISSI-Taiwan, in which it has approximately 43% ownership. The Company had an accounts receivable balance from ISSI-Taiwan at September 30, 1999 of approximately $1,915,000.

     The Company purchases goods and contract manufacturing services from ISSI-Taiwan. As of December 31, 1998, at the time of deconsolidation, the Company had an accounts payable balance to ISSI-Taiwan of approximately $1,947,000. Purchases of goods and services in the nine months ended September 30, 1999 were approximately $39,054,000. The Company had an accounts payable balance to ISSI-Taiwan at September 30, 1999 of approximately $9,231,000.

     In November 1998, NexFlash Technologies, Inc., a subsidiary of the Company ("NexFlash"), sold 2,009,660 shares of Series A Preferred Stock to the Company and 669,885 shares of its Series A Preferred Stock to ISSI-Taiwan in consideration for the grant of certain technology rights. NexFlash also sold 2,944,986 shares of its Series B Preferred Stock for an aggregate purchase price of $7,362,465 to investors, which included 400,000 shares to ISSI-Taiwan for $1,000,000. In connection with the NexFlash transaction, the Company issued warrants to purchase an aggregate of 981,659 shares of ISSI Common Stock at an exercise price of $3.76 per share to the NexFlash investors. The warrants expire on November 4, 2000. NexFlash was formed in September 1998 as a wholly owned subsidiary of the Company. Mr. Lee is Chairman of NexFlash.

     Effective October 1, 1998, the Company transferred certain employees and joint ownership of certain patents and related Flash technology to NexFlash. The Company and NexFlash jointly own existing Flash related patents, and NexFlash will continue development of Flash products. The Company owns approximately 32% of NexFlash, and ISSI-Taiwan owns approximately 17%.

     For the eleven months ended September 30, 1999, the Company sold approximately $1,542,000 of memory products to NexFlash, in which it has approximately 32% ownership. In addition, the Company received approximately $167,000 in sublease income from NexFlash. The Company had an accounts receivable balance from NexFlash at September 30, 1999 of approximately $1,291,000.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

                                          THE BOARD OF DIRECTORS

Santa Clara, California
January 6, 2000

                                                                      APPENDIX A

              DESCRIPTION OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

     General. The 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in March 1993 and was activated in February 1995 in connection with the Company's initial public offering. Prior to the proposed amendment to the Purchase Plan to be voted on at the Annual Meeting, a total of 1,450,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     Administration. The Purchase Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each Employee of the Company (including officers), who works at least 20 hours per week and more than five (5) months in any calendar year, is eligible to participate in the Purchase Plan if so employed on the first day of an Offering Period; provided, however, that certain limitations imposed by
Section 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan may apply. Eligible Employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the first day of each Offering Period unless a different time for filing the subscription agreement has been set by the Board. Participation in an Offering. The Purchase Plan has consecutive and overlapping twenty-four month offering periods that begin every six months (the "Offering Periods"). Each twenty-four month Offering Period includes four six-month purchase periods (each a "Purchase Period"), during which payroll deductions are accumulated and, at the end of which, shares of Common Stock are purchased with a participant's accumulated payroll deductions. The Board has the power to change the duration of future Offering Periods, if such change is made at least five days prior to the scheduled beginning of the first Offering Period to be affected. To participate in the Purchase Plan, an eligible Employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation during the Offering Period. Once an Employee becomes a participant in the Purchase Plan, the Employee will automatically participate in each successive Offering Period until such time as the Employee withdraws from the Purchase Plan or the Employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. In no event shall a participant be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the first day of the Offering Period, subject to exceptions and limitations stated in the Purchase Plan.

     Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a Purchase Price not less than 85% of the lesser of the Fair Market Value of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Purchase Period. The Fair Market Value of the Common Stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the Purchase Period by the Purchase Price.

     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

     Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

     Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares reserved under the Purchase Plan as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

     Merger or Asset Sale. In the event of any merger, consolidation, acquisition of assets or like occurrence involving the Company, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board shall shorten any Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods shall end on the New Exercise Date. The New Exercise Date shall be prior to the merger, consolidation or asset sale. If the Board shortens any Purchase Periods and Offering Periods then in progress, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that all options will be exercised automatically on the New Exercise Date, unless the participant has already withdrawn from the Offering Period.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its stockholders. Generally, no such termination can affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with
Section 423 of the Code. The Purchase Plan will terminate in 2003.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time by written notice without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period. To participate in a subsequent Offering Period, the participant must deliver to the Company a new subscription agreement.

     Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period, the participant will recognize ordinary income measured as the lesser of
(i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

     Purchase Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Purchase Plan. The following table sets forth the dollar amount and the number of shares purchased under the Purchase Plan during the last fiscal year to (i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

                          PURCHASE PLAN BENEFITS TABLE

                                                               NUMBER     VALUE OF SHARES
                            NAME                              OF SHARES    PURCHASED(1)
                            ----                              ---------   ---------------
Jimmy S.M. Lee..............................................     6,129      $   29,345
Kong-Yeu Han................................................     3,808          19,258
Gary L. Fischer.............................................     6,080          30,216
Thomas Doczy................................................     4,635          23,323
Paul Jei-Zen Song...........................................     4,589          22,909
All executive officers as a group (5 persons)...............    25,241         125,051
All non-employee directors as a group (4 persons)...........        --              --
All employees other than executive officers as a group......   209,720       1,014,256

---------------
(1) The dollar value of shares purchased under the Purchase Plan was computed by multiplying the number of shares purchased times the market price of the Common Stock on the purchase date. In accordance with the terms of the Purchase Plan, the shares of Common Stock were purchased at a price equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the Offering Period or the last day of the Purchase Period.

                       INTEGRATED SILICON SOLUTION, INC.
                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JIMMY S.M. LEE and GARY L. FISCHER, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Integrated Silicon Solution, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, on February 7, 2000, at 2:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company's 1993 Employee Stock Purchase Plan, FOR the appointment of Ernst & Young, LLP as independent auditors and in accordance with their discretion on such other matters that may properly come before the meeting.

                The directors recommend a FOR vote on each item.

                  (Continued and to be signed on reverse side.)

                                   PROXY CARD

                                                            FOR                      WITHHELD AUTHORITY
                                                        all nominees                    is vote for
                                                       listed (except                 nominees listed
                                                        as withheld)

ELECTION OF DIRECTORS
(Instruction: To withhold authority to vote for             [ ]                             [ ]
any individual nominees, strike that
nominee's name below.)

Nominees:           Jimmy S.M. Lee
                    Pauline Lo Alker         Hide Tanigami
                    Lip-Bu Tan               Chun Win Wong




                                                                                        FOR         AGAINST        ABSTAIN

2.   Proposal to amend the Company's 1993 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 250,000 shares to
     an aggregate of 1,700,000 shares:                                                  [ ]           [ ]            [ ]


3.   Proposal to ratify the appointment of Ernst & Young, LLP as Independent
     auditors for the 2000 fiscal year:                                                 [ ]           [ ]            [ ]


                                                                                        YES           NO
                              I plan to attend the Meeting:                             [ ]           [ ]



Signature(s)                                                                Date
            -----------------------------------------------------------         ------------


(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)


